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                                                                    EXHIBIT 23.2


                       ROBINSON, BRADSHAW & HINSON, P.A.
                                ATTORNEYS AT LAW
                            ONE INDEPENDENCE CENTER
                       101 NORTH TRYON STREET, SUITE 1900
                      CHARLOTTE, NORTH CAROLINA 28246-1900
                            TELEPHONE (704) 377-2536


                                January 29, 1997


Culp, Inc.
101 South Main Street
High Point, North Carolina 27261
Attention: Mr. Franklin N. Saxon


RE: Culp, Inc. -- Registration Statement on Form S-3 (File No. 333-18199) (the "Registration Statement")


Gentlemen and Ladies:


     We hereby consent to be named in the Registration Statement and in the prospectus that constitutes Part I thereof as attorneys who will pass upon certain legal matters in connection with the validity of the 1,840,000 shares of Common Stock of Culp, Inc. described therein and to the continued inclusion of our opinion filed as Exhibit 5 to the Registration Statement.


                                         Sincerely yours,

                                         ROBINSON, BRADSHAW & HINSON, P.A.

                                         /S/  STEPHEN M. LYNCH

                                         Stephen M. Lynch